EXHIBIT 10.20

                              MANAGEMENT AGREEMENT


THIS AGREEMENT made as of July 1, 1999

BETWEEN:

VIBRO-TECH INDUSTRIES, INC., a corporation subsisting under the laws of the state of Delaware, having a place of business at Suite 201-11240 Bridgeport Road, Richmond, British Columbia V6X 1T2

                                 ("Vibro-Tech")

AND:

BOO JOCK CHONG, Businessman, having a place of business at Suite 201-11240 Bridgeport Road, Richmond, British Columbia V6X 1T2

                                    ("Chong")

WHEREAS:

A. Vibro-Tech and its subsidiaries, Vitech Industries Inc, Cansun Management Ltd., Vibro-Tech Industries Inc. (China), Vibro-Tech Holdings Ltd. (Hong Kong) and Vibro-Tech Industries Ltd. (Hong Kong) (collectively, the "Subsidiaries") are engaged in the business of the design, manufacture, marketing and sales of vibration bearings for use in the construction industry

B. Vibro-Tech wishes to engage, and Chong has agreed to be, a member of the board of directors, president and chief executive officer of Vibro-Tech on the terms and conditions of this Agreement;

WITNESSES THAT the parties mutually covenant and agree as follows:

ARTICLE I APPOINTMENT AND DECLARATION

1.01 Vibro-Tech appoints and engages on the terms and other conditions of the Agreement Chong as chief executive officer of Vibro-Tech and as the sole and exclusive manager and administrator of the business and affairs of Vibro-Tech and Chong accepts such appointment, on the terms and other conditions of this Agreement.1.02 Vibro-Tech will cause Chong to become a member of the board of directors of Vibro-Tech and of such of the Subsidiaries as are from time to time designated by Chong.

1.03 The relationship of Chong with Vibro-Tech is that of an independent contractor and nothing in the Agreement will be interpreted to establish and form of partnership, relationship of employment or other contract of service.

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1.04 Vibro-Tech will contract in compliance with applicable local laws, with such persons, firms and corporations qualified under applicable local laws as Chong may select to provide management services, accounting services, advice, analysis and recommendations, and may, at the cost and expense of Vibro-Tech and its Subsidiaries, employ, retain or contract with such qualified persons, firms or corporations as Chong may select with respect to any of the duties of the manger to be performed under this Agreement including, but not limited to, the management of the business and assets of Vibro-Tech and the Subsidiaries, the corporate structure and taxation of Vibro-Tech and the Subsidiaries, the making of business and management decisions for Vibro-Tech and the Subsidiaries, the design and development of the products of Vibro-Tech and the Subsidiaries, the purchase and sale of the inventory of products of Vibro-Tech and the Subsidiaries, the business and office arrangements for Vibro-Tech and the Subsidiaries, the custodianship of Vibro-Tech's and the Subsidiaries' assets and securities, subject to applicable laws and policies, and registry and transfer agency matters relating to securities of Vibro-Tech.

1.05 Vibro-Tech will be, and will cause the Subsidiaries to be, fully and solely liable and responsible for the activities and remuneration of the persons, firms and corporations to whom the duties of Vibro-Tech are delegated by Chong under section 1.04 on behalf of Vibro-Tech and its Subsidiaries and Vibro-Tech will, and will cause the Subsidiaries to, indemnify and save Chong harmless from and against any cost, expense, liability or damage to Chong in connection with the activities of such persons, firms or corporations and the activities of Chong in accordance with applicable law.

1.06 Chong will cause Vibro-Tech and the Subsidiaries to keep at all times proper books of account and records relating to their operations, which books of account and records will be accessible for inspection by Chong or any person designated by Chong at any time during ordinary business hours.ARTICLE II MANAGEMENT OF BUSINESS BY CHONG2.01 Without limiting the generality of the provisions of article one, at and with the direction of Chong, Vibro-Tech will subject to paragraph 2.02:

(a) contract with persons to serve as officers, managers and employees as are agreeable to Chong that are qualified under applicable legislation to plan and operate the business and affairs of Vibro-Tech and its Subsidiaries and to do all such other things which the shareholders of Vibro-Tech in general meeting resolve from time to time is desirable for Vibro-Tech and its Subsidiaries to do or refrain from doing;

(b) take, on behalf of Vibro-Tech and its Subsidiaries, all such action as Chong may deem desirable or expedient to give effect to any investment or business decision of Chong;

(c) ensure that at all times the business activities of Vibro-Tech comply with the requirements of the regulatory authorities of the states of the U.S.A. and other jurisdictions where the business of Vibro-Tech and its Subsidiaries is carried on or where shares of Vibro-Tech may be qualified for sale to the public;

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(d) use its best efforts to present and recommend a continuing and suitable business program consistent with the business policies, objectives and restrictions of Vibro-Tech and its Subsidiaries to operate their business and to dividend from time to time net profits, if any, to Vibro-Tech's shareholders, and in accordance with the analysis, advice and recommendations of persons qualified under applicable legislation, to provide advice with respect to its business and changes in such business policies, objectives and restrictions and to present business opportunities of a character consistent with the business program adopted by Chong for Vibro-Tech and its Subsidiaries from time to time;(e) generally advise Vibro-Tech about any matter which Vibro-Tech considers relevant or material in connection with the administration, business or investments of Vibro-Tech and its Subsidiaries.

2.02 Subject to direction from the board of directors of Vibro-Tech, Chong will exclusively select such persons, firms or corporations as Chong considers appropriate to provide services required in connection with the operation of the business of Vibro-Tech.

2.03 Chong represents and warrants to, and covenants with, Vibro-Tec that Chong has reviewed the business objectives, policies and restrictions of Chong as set out in the offering memorandum of Vibro-Tech, will act in accordance with such objectives, policies and restrictions as amended from time to time by the board of directors of Vibro-Tech and will not suffer or permit Vibro-Tech to engage in or operate any other business other than the design, manufacture, marketing and sale of vibration protection devices unless such change has been approved by not less than two-thirds of the shares of Vibro-Tech outstanding at the time.

2.04 (a) Chong will forthwith provide Vibro-Tech with information concerning any change in the business objectives, policies of, or restrictions on, Vibro-Tech and its Subsidiaries and with such further information concerning the affairs of Vibro-Tech and its Subsidiaries as Chong may from time to time request.

     (b) Any material change in the business objectives, policies or restrictions of Vibro-Tech or in any term of a material contract or of any officer or of the auditors of Vibro-Tech will require the prior approval of Chong and the consent of applicable securities administrators, if applicable.

ARTICLE III ADMINISTRATION OF VIBRO-TECH

3.01 Chong will, as president and chief executive officer of Vibro-Tech:

(a) determine the business plan and strategy of Vibro-Tech and its Subsidiaries as Chong considers appropriate from time to time with the concurrence, and at the direction of, the boards of directors of Vibro-Tech and its Subsidiaries;

(b) maintain at the respective registered offices of Vibro-Tech and its Subsidiaries the corporate records which Vibro-Tech and its Subsidiaries are required to maintain pursuant to applicable law;

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(c) provide to the shareholders of Vibro-Tech and its Subsidiaries quarterly and annual financial statements in compliance with applicable securities laws and quarterly and annual reports on the operations and business activities of Vibro-Tech and its Subsidiaries, including the details of the business activities of Vibro-Tech and its Subsidiaries;

(d) arrange for the performance of all accounting, clerical and administrative services necessary to the proper and efficient management of Vibro-Tech and its Subsidiaries;

(e) provide to the boards of directors of Vibro-Tech any information which the members of such boards may from time to time reasonably request in connection with the day to day business operations of Vibro-Tech; and

(f) continue for at least one year in the offices of president and chief executive officer.

ARTICLE IV STANDARD OF CARE

4.01 Chong will exercise the powers and perform the duties assumed hereunder honestly, in good faith and in the best interests of Vibro-Tech and will exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

ARTICLE V MANAGEMENT FEE AND OTHER COMPENSATION

5.01 From July 1, 1999 to December 31, 1999 Chong will charge to, and collect from, Vibro-Tech a monthly management fee of US$3,500 plus applicable taxes under the Excise Tax Act (Canada) in connection with the management of business and affairs of Vibro-Tech.

5.02 From January 1, 2000 to June 30, 2000 Chong will charge to, and collect from, Vibro-Tech a monthly management fee of US$4,000 plus applicable taxes under the Excise Tax Act (Canada) in connection with the management of business and affairs of Vibro-Tech.

5.03 On June 30, 2000 and on each June 30 thereafter the Company will pay the amount paid in the previous twelve month period plus ten percent and applicable taxes.

5.04 The management fee in respect of each calendar month will be paid by Vibro-Tech to Vibro-Tech on the first business day of the calendar month.

5.05 Vibro-Tech will also pay on the first business day of each calendar month a car allowance of US$150 per calendar month and will provide extended health and dental benefits from Blue Cross or a comparable firm to Chong and to his dependents.

5.06 Chong will furnish to Vibro-Tech not later than the fifth business day after the beginning of each calendar month a statement of the management fee payable under this Article 5 in respect of that calendar month.

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5.07 On condition that this Agreement remains a valid and subsisting agreement until December 31, 1999, Vibro-Tech grants to, and vests in, Chong an option to purchase 500,000 shares of Vibro-Tech on or before the earlier of six months after the termination of this Agreement or June 30, 2003 for US$0.15 per share and will execute and deliver a form of agreement acceptable to Chong evidencing the grant of such share purchase option.

5.08 Any change in the management fee or in the basis of calculating the management fee or other expenses which would result in increased charges to Chong may be made only after approval of such matter by the board of directors of Vibro-Tech.

ARTICLE VI EXPENSES OF CHONG

6.01 The expenses and disbursements of Chong incurred from time to time in directing and managing the business of Vibro-Tech and its Subsidiaries will be paid by Vibro-Tech.

ARTICLE VII OTHER ACTIVITIES OF CHONG

7.01 Chong may have other business interests and may engage in other activities similar or in addition to those relating to the activities to be performed for Vibro-Tech and its Subsidiaries, including the rendering of services and advice to other persons, the ownership, development and management of investments, and any other business in which Chong decides to become involved in except a business which is, or may be, in competition with that of Vibro-Tech and its Subsidiaries.

ARTICLE VIII RELATIONSHIP OF PARTIES

8.01 Chong will perform his duties as an independent contractor and none of Vibro-Tech, its Subsidiaries, their respective directors, officers or employees are for the purposes of this Agreement employees or agents of or co-venturers with Chong and nothing in this agreement will be construed so as to make them employees, agents or co-venturers of Chong or to impose any liability on Chong as an employer, principal or co-venturer.

8.02 Vibro-Tech will bear the sole and complete responsibility and liability for the employment, conduct and control of its employees, agents and contractors and for the injury of such persons or injury to others through the actions or omissions of such persons.

ARTICLE  IX  INDEMNITY

9.01 Vibro-Tech agrees to indemnify and save harmless Chong for any loss (other than loss of profits), liability, claim, damages or expense, including the reasonable cost of investigating, settling or defending any alleged loss,

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liability , claim, damages or expense and reasonable counsel fees incurred in connection therewith, incurred as a result of or in connection with the execution of his office and duties under this Agreement or otherwise in respect of the affairs of Vibro-Tech and its Subsidiaries, provided that Chong has exercised his powers and performed his duties in accordance with the standard of care stipulated in Article IV.


ARTICLE X TERM AND TERMINATION

10.01 This Agreement will be effective on July 1, 1999 and will continue in force until May 31, 2000.

10.02 This Agreement will be automatically renewed for an additional term of one year on the terms and other conditions of this Agreement, including this condition.

10.03 This Agreement may be terminated by Chong on not less than 90 days' written notice to Vibro-Tech in the event of:

(a) the commission by Vibro-Tech of any material fraudulent act in performing any of its obligations or any material deliberate misrepresentation to Chong or to its directors, officers or shareholders;

(b) failure of Vibro-Tech to perform its duties and discharge its obligations;

(c) the malfeasance of misfeasance of Vibro-Tech, in the performance of its duties; or

(d) the failure of Vibro-Tech or Chong to obtain or maintain any necessary registration or qualification in any jurisdiction required to effect the purposes of this agreement.

10.04 This agreement may be terminated by Vibro-Tech and its Subsidiaries on not less than 90 days' written notice to Chong in the event of:

(a) the commission by Chong of any material fraudulent act in performing any of its obligations or any material deliberate misrepresentation to Chong or to its directors, officers or shareholders;

(b) failure of Chong to perform his duties and discharge its obligations;

(c) the malfeasance of misfeasance of Chong in the performance of his duties; or

(d) the failure of Vibro-Tech or Chong to obtain or maintain any necessary registration or qualification in any jurisdiction required to effect the purposes of this Agreement.

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10.05 The agreement will terminate forthwith with respect to Chong if he becomes or acknowledges that he is insolvent or makes a voluntary assignment or proposal under the Bankruptcy Act (Canada) or if a bankruptcy petition is filed or presented against Chong.

10.05 After December 31, 2000, this agreement may be terminated by Vibro-Tech or by Chong at any time upon not less that 90 days' written notice.

10.07 From and after the effective date of termination of this agreement, Chong will not be entitled to compensation for any further services but will be paid all compensation accruing to such date and the amount required to be paid under section 10.08.

10.08 On condition that this Agreement has been performed for at least twelve months, regardless of the reason for termination of this Agreement, Vibro-Tech will pay to Chong on termination of this Agreement the amount that is the aggregate of all amounts paid to Chong for remuneration in the ten months before the month in which this Agreement is terminated in settlement of any and all claims that either may have in respect of the things done or not done by Chong in the course of being chief executive officer of Vibro-Tech.

10.09 Upon the termination of this agreement, Chong will:

(a) pay over to Vibro-Tech and its Subsidiaries all moneys which may be held by Chong for the account of Vibro-Tech and its Subsidiaries pursuant to this Agreement after deducting any accrued compensation to which Chong is then entitled;

(b) deliver to Vibro-Tech and its Subsidiaries a full accounting, including a statement of all moneys collected by Chong, a statement of all moneys held by Chong, and a statement of all moneys paid by Chong, covering the period following the date of the last accounting furnished to Vibro-Tech and its Subsidiaries; and

(c) deliver to and, where applicable, transfer into the name of Vibro-Tech and its Subsidiaries ( or as it may direct in writing ) all property and documents of Vibro-Tech and its Subsidiaries held in the name or custody of Chong.

10.07 Upon termination of this Agreement, Vibro-Tech will:

(a) assume all contracts and obligations entered into or undertaken by Chong (other than with any affiliate of Chong) within the scope of its authority and indemnify Chong against any liability by reason of anything done or required to be done under any such contract or obligation after the date of termination of this Agreement; and

(b) reimburse or pay for, indemnify and save harmless Chong from, the costs and expenses of all services which may have been arranged by the manager or as a result of this agreement and which may not have been paid at the time of termination.

10.08 On condition that this Agreement has been a valid and subsisting agreement for twelve calendar months, Vibro-Tech will pay to Chong as at the date of termination of this Agreement, regardless of the reason the Agreement is terminated, the equivalent of what Chong was paid in the ten months immediately preceding such termination, including benefits and any applicable taxes as, and not on account of, liquidated damages.

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ARTICLE XI AMENDMENTS

11.01 This Agreement may not be modified or amended except by an instrument in writing signed by the parties to this Agreement or, where applicable, by their successors or permitted assigns, but no material provision in this Agreement may be amended unless approved by ordinary resolution of the board of directors of Vibro-Tech with Chong abstaining and receipt, where necessary, of approvals of applicable regulatory authorities.

ARTICLE XII WAIVER

12.01 No condoning, excusing or waiver by any party of any default, breach or non-observance by any other party at any time or times in respect of any covenant, proviso or condition will operate as a waiver of that party's rights in respect of any continuing or subsequent default, breach or non-observance, and no waiver will be inferred from or implied by anything done or omitted to be done by the party having those rights.

ARTICLE XIII NOTICE

13.01 Any notice to be given by any party to any other party will be deemed to be given when in writing and delivered or communicated by telex or telecopier on any business day to the address for notice of the intended recipient.

13.02 The address for notice of each of the parties will, until changed, be:

(a)      Chong:

Mr. Jock Chong
Suite 600, 1090 West Pender Street
Vancouver, B.C.  V6E 2N7

Fax:     604-683-8791

(b)      Vibro-Tech

Vibro-Tech Industries, Inc.
201-11240 Bridgeport Road
Richmond, B.C.  V6X IT2

Attention: Mr. William Chow, Chairman

Fax: 604-278-2712

13.03 A party may by notice to the other party change its address for notice to some other address and shall so change its address for notice whenever the existing address for notice ceases to be adequate for delivery by hand or communication by telex or telecopier.

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ARTICLE XIV HEADINGS

14.01 The headings appearing in this agreement have been inserted for reference and as a matter of convenience only, and in no way define, limit or enlarge the scope or meaning of this agreement or any of its provisions.

ARTICLE XV GOVERNING LAW

15.01 This agreement shall be governed by and construed in accordance with the laws of British Columbia and any proceeding commenced or maintained in respect of this Agreement will be so commenced or maintained in the court of appropriate jurisdiction in the County of Vancouver to which jurisdiction the parties irrevocable attorn..


ARTICLE XVI ENTIRE AGREEMENT

16.01 The provisions of this Agreement and the share purchase option agreement to be entered into by the parties constitute the entire agreements between the parties and supersede all previous communications, representations and agreements, whether verbal or written, between the parties with respect to the subject matter hereof.


ARTICLE XVII ASSIGNMENT

17.01 This agreement may not be assigned in whole or in part by any party without the written consent of the other party.


ARTICLE XVIII ENUREMENT

18.01 This Agreement will enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.


IN WITNESS WHEREOF this Agreement has been executed by the parties hereto on the day and year first above written.

VIBRO-TECH INDUSTRIES, INC.


By: /s/ Willaim Chow
        William Chow, Chairman of the Board


Signed, Sealed and Delivered by Boo                  )
Jock Chong in the presence of:                       )

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                                                     )
/s/ Gary MacDonald                                   )
Name                                                 )
___________________________________                  )      /s/ Boo Jock Chong
Address                                              )          BOO JOCK CHONG
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Occupation                                           )

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